As filed with the Securities and Exchange Commission on September 21, 2009
Registration No. 333-153115

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700
(Address and telephone number of registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 15 Exchange Place, Suite 500 Jersey City, New Jersey 07302 Attn: President (201) 946-0561	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On August 28, 2008, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form F-3 (File No. 333-153115) (the “Registration Statement”) of Rosetta Genomics Ltd. (the “Registrant”) relating to the resale from time to time of up to 229,661 ordinary shares (the “Registered Shares”) of the Registrant by the selling stockholder named in the Registration Statement pursuant to the plan of distribution set forth therein.

The Registrant has determined that it will no longer maintain the effectiveness of the Registration Statement since it is no longer contractually obligated to maintain such effectiveness. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on September 21, 2009.

ROSETTA GENOMICS LTD.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by each of the following  persons in the capacities indicated on September 21, 2009:

Signature	Title	Date

/s/ Amir Avniel	Chief Executive Officer and President	September 21, 2009
Amir Avniel	(principal executive officer)

/s/ Limor Zur Stoller	Vice President Finance	September 21, 2009
Limor Zur Stoller	(principal financial and accounting officer)

*	Chairman of the Board	September 21, 2009
Yoav Chelouche

*	Director	September 21, 2009
Isaac Bentwich, M.D.

*	Director	September 21, 2009
Gerald Dogon

*	Director	September 21, 2009
Prof. Moshe Many, M.D.

*	Director	September 21, 2009
Joshua Rosensweig

*	Director	September 21, 2009
Simcha Sadan, Ph.D.

*	Director	September 21, 2009
Tali Yaron-Eldar
____________

*By:	/s/ Tami Fishman Tami Fishman Jutkowitz Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this Post-Effective Amendment No. 1 on September 21, 2009.

ROSETTA GENOMICS INC.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and President

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